UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2005

                                  BH/RE, L.L.C.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-50689                 84-1622334
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

885 Third Avenue, 34th Floor  New York, New York                    10022
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (212) 371-2211


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On October 27, 2005, OpBiz, L.L.C., an indirect subsidiary of the Registrant doing business as the Aladdin Resort and Casino ("OpBiz"), entered into an Amendment to Employment Agreement with Donna Lehmann, Chief Financial Officer of OpBiz and Treasurer of the Registrant, effective as of September 30, 2005. The amended agreement extends the term of Ms. Lehmann's employment agreement with OpBiz through September 1, 2007. OpBiz may terminate Ms. Lehmann's employment at any time upon 15 days' prior written notice, in which case she will be entitled to receive severance pay of one year's salary. Ms. Lehmann may terminate her employment at any time upon 30 days' prior written notice.

Item 9.01. Financial Statements and Exhibits.

10.1 Amendment to Employment Agreement dated September 1, 2005, by and between OpBiz, L.L.C. and Donna Lehmann.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     BH/RE, L.L.C.

     October 31, 2005                                By: /S/ Michael V. Mecca
                                                         -----------------------
                                                         Michael V. Mecca
                                                         Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

  10.1 Amendment to Employment Agreement dated September 1, 2005, by and between OpBiz, L.L.C. and Donna Lehmann.